Exhibit 10.6

AMENDING AGREEMENT

THIS AGREEMENT made as of the 1st day of January, 2004.

AMONG:

STELLAR INTERNATIONAL INC.

(hereinafter referred to as the "Corporation")

-

and –

LMT FINANCIAL INC.

(hereinafter referred to as the "Advisor")

RECITALS

WHEREAS:

A.

The parties to this agreement entered into a fiscal advisory and consulting agreement dated January 1, 2003 (the "Agreement").

B.

The parties are desirous of entering into this agreement to amend the consideration provisions of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.

Section 5(ii) of the Agreement will be deleted and restated as follows:

(ii)

pay to the Advisor, for the second year of the agreement an annual fee of $120,000 (plus GST thereon), which shall be satisfied in full by the issuance by the Corporation to the Advisor of 200,000 common shares of the Corporation at a deemed issue price of $0.60 per share and the payment in cash of $8,400 on account of GST;

2.

Section 5(iv) will be added to the agreement and will state as follows:

(iv)

grant to the Advisor, in respect of the second year of the agreement an option to acquire up to 200,000 common shares of the Corporation , at an exercise price to be determined prior to the beginning of the second year of the agreement, in the context of the market and in accordance with the terms of the Corporation’s stock option plan and the rules of the TSX Venture Exchange, with such option to be exercisable at any time and from time to time until the second year anniversary of the date of such grant.

3.

In all other respects, the Agreement shall remain unamended and in full force and effect.

4.

This agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

5.

This agreement shall ensure to the benefit of and be binding upon the parties hereto and their representative successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this agreement.

STELLAR INTERNATIONAL INC.

By: /s/ Peter Riehl
Authorized Signing Officer

LMT FINANCIAL INC.

By: /s/ Arnold Tenney
Authorized Signing Officer